EXHIBIT 99.2

               SERVICER'S INDEPENDENT ACCOUNTANT'S
             REPORT ON SERVICER'S SERVICING ACTIVITY
                 INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of AMRESCO Services, L.P.:

We have examined management's assertion about AMRESCO Services, L.P.'s (the "Company") (a wholly owned subsidiary of AMRESCO, Inc.) compliance with minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 1997, included in the accompanying management assertion. Management is responsible for the Company's compliance with these servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing standards or its servicing agreements.

In our opinion, management's assertion that AMRESCO Services, L.P. complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1997, is fairly stated, in all material respects.



January 30, 1998



Deloitte & Touche LLP



January 30, 1998



Deloitte & Touche LLP
Texas Commerce Tower
220 Ross Avenue
Suite 1600
Dallas, Texas 75201

Dear Sirs:

As of and for the year ended December 31, 1997, AMRESCO Services, L. P., a subsidiary of AMRESCO, INC., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP).

A   list   of  the  securitized  and  bond-related  servicing
contracts covered by this representation is included in Appendix A.

For the period January 1, 1997 through December 30, 1997, AMRESCO Services, L. P. had in effect a fidelity bond in the amount of $10,000,000, errors and omissions liability coverage in the amount of $5,000,000, and mortgage impairment protection in the amount of $20,000,000. Beginning December 31, 1997, AMRESCO Services, L. P. increased its coverage, resulting in a fidelity bond in the amount of $23,000,000, errors and omissions liability coverage in the amount of $10,000,000, and mortgage impairment protection in the amount of $23,000,000.



/s/________________________________        January 30, 1998
Donnie M. Skidmore                          Date
President


/s/________________________________        January 30, 1998
Daniel B. Kirby                            Date
Senior Vice President


                                           Appendix A, Page 1

Following is a list of the securitized and bond-related servicing contracts which are covered by the attached USAP representation.

Contract  Date  Reference Name   Seller, Depositor  or  other
Primary Party

Aug. 1, 1991                    RTC 1991 M-1 Resolution Trust
Corporation
Nov. 1, 1991                    RTC 1991 M-5 Resolution Trust
Corporation

Mar. 1, 1992                    RTC 1992 C-2 Resolution Trust
Corporation
Apr. 1, 1992                    RTC 1992 C-3 Resolution Trust
Corporation
Sept. 1, 1992                   RTC 1992 C-6 Resolution Trust
Corporation
Nov. 1, 1992                    RTC 1992 C-8 Resolution Trust
Corporation

Jan. 1, 1993                    RTC 1993 C-1 Resolution Trust
Corporation
Mar.  15,  1993                    Investors  Savings  1988-A
NationsBank of Virginia, N.A.
Aug.  12, 1993                   Ross Park Mall 1993-A   Penn
Ross Joint Venture
Sept.  10,  1993                  Salomon 1993  C-1   Salomon
Brothers Mortgage Securities VII, Inc.
Oct. 26, 1993                   Kidder 1993 C1 (Crown) Kidder
Peabody Acceptance Corporation I
Nov.   12,  1993                    DLJ  1993  MF17       DLJ
Mortgage Acceptance Corp.
Dec.  1,  1993                    New England 1993-1      New
England Mutual Life Insurance Co.

Feb. 1, 1994                    Forest City 1994-1     Nomura
Asset Securities Corporation
Apr.   5,   1994                     Freehold  Raceway   Mall
Freemall Finance, Inc.

June   1,   1995                      NationsBanc   1995   M2
NationsBanc Mortgage Capital Corporation
Aug.  1, 1995                    SASCO 1995 C-3    Structured
Asset Securities Corporation
Aug.    15,   1995                     Lakewood   1994    C-1
Lakewood Mall Finance Company
Sept.  1,  1995                    Oregon  1995-1      Oregon
Commercial Mortgage, Inc. 1995-1
Oct.  1,  1995                     Nomura 1995  MD  IV  Asset
Securitization Corporation
July  1, 1995                    JP Morgan 1995 C-1      J.P.
Morgan Commercial Mortgage Finance Corp.

Jan.  1, 1996                    JP Morgan 1996 C-2      J.P.
Morgan Commercial Mortgage Finance Corp.
June  1, 1996                    JP Morgan 1996 C-3      J.P.
Morgan Commercial Mortgage Finance Corp.
Apr.  2,  1996                    Nomura 1996  MD  V   Nomura
Asset Securities Corporation
May    1,    1996                       NationsLink    1996-1
NationsLink Funding Corporation
May   29,  1996                     Equitable  S/A  174   The
Equitable Life Assurance Society of the U.S.
June   28,   1996                     Colonial   Realty    LP
Colonial Realty Limited Partnership
July  1,  1996                     Security Capital  Atlantic
Security Capital Atlantic Multifamily, Inc.
Aug.   1,  1996                     Crystal  Mortgage  1996-1
Crystal Run Property, Inc.
Oct.  1, 1996                    SASCO 1996 C-1    Structured
Asset Securities Corporation

Oct.  23,  1996                    Nomura  1996  D-3    Asset
Securitization Corporation
Nov.   25,   1996                    Hospitality   1996   C-1
Hospitality Properties Mortgage Acceptance Corp.
Dec.  17,  1996                    Nomura 1996  MD  VI  Asset
Securitization Corporation
Dec.   17,  1996                    Potomac  Gurnee   Finance
Potomac Gurnee Finance Corp.


                                           Appendix A, Page 2

Contract  Date                    Reference  Name     Seller,
Depositor or other Primary Party

Feb.   1,   1997                      IDB   1993-A     Nomura
Securities International, Inc.
Feb.  6, 1997                    JP Morgan 1997 C-4      J.P.
Morgan Commercial Mortgage Finance Corp.
Mar.  27,  1997                    Nomura  1997  D-4    Asset
Securitization Corporation
Apr.   30,   1997                    Franklin  Park   Finance
Franklin Park Finance, Inc.
Apr.    30,   1997                     Willowbrook    Finance
Willowbrook Finance Corporation
June  30,  1997                    MSCI 1997  HF1      Morgan
Stanley Capital I, Inc.
June  30,  1997                    MSCI 1997  WF1      Morgan
Stanley Capital I, Inc.
July  8,  1997                    ACMF 1997  C-1      AMRESCO
Commercial Mortgage
                                Funding I Corporation
Aug. 14, 1997                   GSM 1997-GL I     GS Mortgage
Securities Corporation II
Sep.  29, 1997                   SASCO 1997 C-1    Structured
Asset Securities Corporation
Oct.  24,  1997                    Nomura  1997  D-5    Asset
Securitization Corporation
Nov.  3,  1997                    USC Oakbrook 1997-1     USC
Oakbrook, Inc.
Nov.  25,  1997                    CSFB  1997-PS1      Credit
Suisse First Boston Mortgage
                                Securities Corp.